UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2025

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange
Indicate by check
Common Stock, $1 per share par value	IPC	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

(c) Chief Financial Officer Promoted to New Role

On February 25, 2025, the Board of Directors (the “Board”), upon recommendation from the Management Development and Compensation Committee (the “Committee”) of International Paper Company (the “Company”), appointed Timothy S. Nicholls, 63, as executive vice president and president – DS Smith, an International Paper company, leading our business in Europe, Middle East and Africa (“EMEA”), effective April 1, 2025. This is a newly created role at the Company.

In his new role, Mr. Nicholls will play a pivotal role in leading integration efforts and drive growth in the attractive EMEA region. Mr. Nicholls will oversee all operations within the EMEA region, ensure seamless integration into the Company’s existing infrastructure, and leverage synergies to enhance operational efficiency and drive strategic initiatives.

Mr. Nicholls brings a wealth of experience and knowledge having served as senior vice president and chief financial officer twice, from 2007 to 2011 and since 2018. Mr. Nicholls previously served as senior vice president - Industrial Packaging of the Americas (2017-2018), senior vice president - Industrial Packaging (2014-2016), senior vice president - Printing and Communications Papers of the Americas (2011-2014), vice president and executive project leader of IP Europe (2007), and vice president and chief financial officer - IP Europe (2005-2006). Mr. Nicholls joined International Paper in 1999 following our acquisition of Union Camp Corporation, where he had worked since 1991. He will continue reporting directly to Andrew K. Silvernail, chief executive officer and chairman of the Board.

The Company has not entered into any agreements with Mr. Nicholls or made any changes to the compensation payable to Mr. Nicholls in connection with his appointment to this new position. As previously disclosed in a Current Report on Form 8-K filed on December 13, 2024, the Committee approved an ordinary course salary increase for Mr. Nicholls in accordance with its customary incentive review practices on December 9, 2024. Additional details on Mr. Nicholls’s compensation are set forth in the Compensation Discussion & Analysis section of the Company’s 2024 proxy statement filed with the U.S. Securities and Exchange Commission on April 2, 2024.

There are no arrangements or understandings between Mr. Nicholls and any other persons pursuant to which he was selected as executive vice president and president – DS Smith. There are also no family relationships between Mr. Nicholls and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(c) New Chief Financial Officer Appointed

Also upon recommendation from the Committee, the Board on February 25, 2025, appointed Lance T. Loeffler, 48, as senior vice president and chief financial officer of the Company, effective April 1, 2025. Mr. Loeffler succeeds Mr. Nicholls in this role. He will report directly to Mr. Silvernail.

Mr. Loeffler joins the Company from Halliburton (NYSE: HAL), provider of services and products to the energy industry, where he most recently served as senior vice president, Middle East and North Africa (2022-2024). Prior to this role, Mr. Loeffler held other positions at Halliburton including executive vice president and chief financial officer (2018-2022), vice president, investor relations (2016-2018) and vice president, corporate development (2014-2016). Prior to his employment with Halliburton, Mr. Loeffler was a director at Deutsche Bank Securities (2010-2014).

The Company entered an employment offer letter dated February 26, 2025 (the “Offer Letter”), with Mr. Loeffler. The Offer Letter has no specified term and Mr. Loeffler’s employment with the Company will be on an at-will basis. The material terms of the Offer Letter are summarized below. The summary does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Base Salary and Bonus. Mr. Loeffler will receive an annual base salary of $850,000 and will be eligible for an annual bonus under the Company’s Annual Incentive Plan (“AIP”) with a target amount of 100% of his annual base salary. For 2025, Mr. Loeffler will receive a pro-rata portion of his bonus under the AIP, subject to achievement of the applicable performance metrics on the same terms and conditions as the Company’s Executive Leadership Team.

One-Time Inducement Equity Grant. Mr. Loeffler will receive a one-time, special “inducement grant” of restricted stock units (“RSUs”) with a grant date fair market value of $1,700,000 (“2025 Inducement RSU Award”). The target number of RSUs will be determined by dividing $1,700,000 by the Company’s closing stock price on the business day immediately preceding the grant date. The RSUs will vest ratably over three years commencing on the first anniversary of the grant date, subject to continued service on each applicable vesting date and will vest in full upon an involuntary termination of Mr. Loeffler’s employment by the Company without cause or by Mr. Loeffler for good reason (each, a “Qualifying Termination”) or due to Mr. Loeffler’s death or disability.

Long-Term Incentive Plan. Mr. Loeffler will receive a Long-Term Incentive Plan grant of performance stock units (“PSUs”) for 2025 with a grant date fair value of $3,500,000. The target number of PSUs will be determined by dividing $3,500,000 by the Company’s average closing stock over the 20 business days immediately preceding the grant date adjusted by a Monte Carlo factor to value the award more accurately since it is earned based on a market condition. The PSUs will be eligible to vest on the third anniversary of the grant date, subject to achievement of the applicable performance metrics and Mr. Loeffler’s continued service on such date.

Severance Terms. In the event Mr. Loeffler experiences a Qualifying Termination, he will be entitled to the payments and benefits set forth in the Company’s Executive Severance Plan for Tier II Participants, including (i) a lump sum cash severance payment equal to one and a half times the sum of his base salary and target bonus under the AIP, (ii) a pro-rata annual bonus based on actual performance in the year of termination, (iii) health and welfare benefit continuation for a period of 18 months and (iv) outplacement services for a period of 12 months. In addition, in the event Mr. Loeffler’s employment is terminated by the Company due to a Qualifying Termination or due to divestiture, death, disability, or retirement after reaching age 65, Mr. Loeffler’s (i) outstanding and unvested PSUs will vest pro-rata based on the number of months Mr. Loeffler was in active service during the applicable performance period and subject to the achievement of the applicable performance metrics and (ii) outstanding and unvested RSUs will vest in full.

In the event that Mr. Loeffler experiences a Qualifying Termination, dies, becomes disabled or retires within two years of a change in control of the Company, Mr. Loeffler’s cash severance will be two times the sum of his base salary and target AIP and he will receive two years of Company-subsidized health and welfare benefits continuation and outplacement services.

Other Benefits. Mr. Loeffler will be eligible to participate in the benefit programs available to executive officers of the Company, including, without limitation, participation in the Company’s 401(k) plan and nonqualified deferred compensation savings plan. Mr. Loeffler will also be provided with the Company’s standard relocation benefits.

There are no arrangements or understandings between Mr. Loeffler and any other persons pursuant to which he was selected as chief financial officer. There are also no family relationships between Mr. Loeffler and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Except as set forth above, the Company has not entered into any agreements with Mr. Loeffler in connection with his appointment.

SECTION 8. OTHER EVENTS.

Item 8.01.	Other Information.

On February 28, 2025, the Company issued a press release announcing the promotion of Mr. Nicholls to executive vice president and president – DS Smith and the appointment of Mr. Loeffler as the chief financial officer as described above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01(d).	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Employment Offer Letter dated February 26, 2025, between International Paper Company and Lance T. Loeffler.

99.1	Press release dated February 28, 2025.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

Date: February 28, 2025	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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